UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of The

Securities Exchange Act of 1934

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VARSITY GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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VARSITY GROUP INC.

1300 19th Street NW, 8th Floor

WASHINGTON, D.C. 20036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2007

To our stockholders:

Notice is hereby given that the 2007 annual meeting of stockholders of Varsity Group Inc. (the “Company”) will be held at 1300 19th Street NW, 8th Floor Washington, D.C. 20036, on June 14, 2007, at 10:00 a.m. local time, or any postponement or adjournment thereof, for the following purposes:

1.	to elect two directors of the Company for terms expiring at the 2010 annual meeting of stockholders; and

2.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

Only stockholders of record at the close of business on April 26, 2007 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the annual meeting at the annual meeting and during normal business hours, for ten days prior to the annual meeting, at the offices of the Company, 1300 19th Street NW, 8th Floor, Washington, D.C. 20036.

By Order of the Board of Directors,

/s/ [James Craig]
[James Craig]
Secretary

Dated: May 4, 2007

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

VARSITY GROUP INC.

1300 19th Street NW, 8th Floor

WASHINGTON, D.C 20036

ANNUAL MEETING OF STOCKHOLDERS

JUNE 14, 2007

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2007 annual meeting of stockholders to be held at 1300 19th Street NW, 8th Floor, Washington, D.C. 20036, on June 14, 2007, at 10:00 a.m. local time, or any postponement or adjournment thereof. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

We are mailing our annual report on Form 10-K for the fiscal year ended December 31, 2006, together with this proxy statement and the enclosed proxy, to stockholders entitled to vote at the annual meeting.

We will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, our officers and other employees may solicit proxies by personal interview, telephone, email message, facsimile and telegram. If any of these individuals are asked to perform these services, they will not receive compensation and the services will be performed in addition to their regular duties. We have also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of the shares. We will reimburse any of these entities or people for their reasonable out-of-pocket expenses in forwarding the proxy solicitation materials. We will pay all of the costs of soliciting these proxies. We have retained ADP Investor Communication Services to assist in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $12,500 plus expenses.

This proxy statement and the enclosed proxy are first being mailed to our stockholders on or about May 4, 2007.

Voting and Revocability of Proxies

A proxy for use at the annual meeting and a return envelope are enclosed. Any shares of our common stock, par value $0.0001 per share (the “common stock”), which are represented by a properly executed proxy that is received in time and not revoked will be voted at the annual meeting in accordance with the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted “FOR” the election of the director nominees named in the proxy. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Neither our board nor our officers are aware of any other matters that are likely to be brought before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy are fully authorized to vote on the matters in accordance with their judgment and discretion.

A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to our Corporate Secretary, (2) properly submitting to us a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. Your attendance at the meeting in person will not, in and of itself, constitute revocation of your proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: Varsity Group Inc., 1300 19th Street NW, 8th Floor, Washington, DC 20036, Attention: Corporate Secretary.

Voting Procedure

All holders of record of our common stock at the close of business on April 26, 2007 will be eligible to vote at the annual meeting. Each common stockholder is entitled to one vote at the annual meeting for each share they hold. Cumulative voting is not available. As of April 26, 2007 there were 18,457,879 shares of common stock outstanding.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as defined below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that the broker or other nominee does not have discretionary authority to vote the shares (a “broker non-vote”) on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any proposal.

Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a brokerage firm or bank, that person must vote the shares as the record holder.

No appraisal or similar rights of dissenters apply to any matter to be acted upon at the annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election of Director

There are two nominees for election of Directors at this meeting.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the members of the Board are to be elected at the annual meeting of the stockholders. Presently, there are six board seats. Two directors are standing for re-election and one board seat is vacant. At the conclusion of the annual meeting, the number of directors that will constitute the entire Board is five.

The Board is divided into three classes, with the shareholders electing two of the directors this year. The directors of each class serve terms of three years. The first class includes Allen L. Morgan and John T. Kernan, whose terms, if re-elected, will expire in 2010. The second class includes William J. Pade and Robert M. Holster whose terms will expire in 2009. The last class includes Eric J. Kuhn and the vacant board seat. Mr. Kuhn was elected at the 2005 annual meeting of stockholders for a term expiring in 2008.

Proposal No. 1 nominates John T. Kernan and Allen L. Morgan for election to new terms expiring in 2010.

Mr. Kernan and Mr. Morgan have indicated that they intend to continue to serve as director if elected at the annual meeting. Approval of a nominee requires the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. In the event that a nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board may recommend.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTOR.

Set forth below is information with respect to our current directors:

Name	Age	Position
Terms Expiring in 2007
John T. Kernan (1) (2)	61	Director
Allen L. Morgan (1) (3)	54	Director

Term Expiring in 2008
Eric J. Kuhn	36	Chairman of the Board

Terms Expiring in 2009
William J. Pade (1) (2) (3)	56	Director
Robert M. Holster (2) (3)	60	Director

(1)	Member of the compensation and stock option committee.
(2)	Member of the audit committee.
(3)	Member of the nominating and corporate governance committee.

The principal occupations and positions for at least the past five years of the directors, including director nominees, named above are as follows:

Eric J. Kuhn co-founded Varsity Group Inc. in 1997 and has served as our Chairman of the Board since our inception. He also served as our Chief Executive Officer and President from June 1999 until February 2006. From August 1997 to April 1998, Mr. Kuhn practiced law at Greenberg Traurig Hoffman Lippoff Rosen and Quentel P.A. in Miami, Florida, and from September 1996 to July 1997, practiced law at Kaye Scholer LLP in New York, New York. Mr. Kuhn received a B.A. with honors from Haverford College in 1993 and a J.D. with honors from The George Washington University Law School in 1996.

John T. Kernan has served as a Director since March 2002. Mr. Kernan served as Chairman and Chief Executive Officer of Lightspan Inc, a leading provider of curriculum-based educational software and Internet products and services used both in school and at home, from September 1993 until November 2003. Prior to co-founding Lightspan, Mr. Kernan served as Chairman and Chief Executive Officer of Jostens Learning Corporation, an educational software company. Mr. Kernan currently serves as Chairman of Highedge, Inc., a private Internet marketing company. Mr. Kernan holds a B.S. from Loyola College.

Allen L. Morgan has served as a Director since February 1999. Since January 1999, Mr. Morgan has been a General Partner or Managing Director of Mayfield, a venture capital fund. From May 1997 to December 1998, Mr. Morgan was a partner in the corporate department of Latham & Watkins LLP in Menlo Park, California. From November 1982 to May 1997, Mr. Morgan was an associate and a partner in the corporate department of Wilson, Sonsini, Goodrich & Rosati P.C. in Palo Alto, California. In April 2001, Mr. Morgan joined the board of Planetout, Inc. (NASDAQ: LGBT). He received an A.B. from Dartmouth College in 1976, a B.A. and M.A. from Oxford University in 1978 and 1983, respectively, and a J.D. from the University of Virginia in 1981.

William J. Pade has served as a Director since March 2004. Mr. Pade is a partner of Oak Hill Capital Management, a private equity firm with offices in New York, New York, and in Menlo Park, California where he focuses primarily on investments in the technology and telecommunications sectors. Prior to joining Oak Hill, Mr. Pade spent 26 years at McKinsey & Company, where he was a Director and

Managing Partner of McKinsey’s Silicon Valley Office. Prior to that, he was based in London, U.K., where he led McKinsey’s High Technology and Telecom practice in Europe. He holds a B.A. from Harvard College and an M.B.A. from Harvard Business School, and he is a board member of several corporations and not for profit organizations in Silicon Valley.

Robert M. Holster has served as a Director since September 2004. Mr. Holster was appointed Chairman of HMS Holdings Corp. (NASDAQ: HMSY) in April 2006 and has served its Chief Executive Officer since May 2005 and also served as President and Chief Operating Officer of HMSY from April 2001 until May 2005. HMSY provides cost containment and reporting services for government healthcare programs. Prior to joining HMSY, Mr. Holster was President and Chief Executive Officer of HHL Financial Services Inc., a healthcare accounts receivable management company. Previously, Mr. Holster served in a number of executive positions including Chief Financial Officer of Macmillan, Inc. and Controller of Pfizer Laboratories, a division of Pfizer, Inc. He is a board member of Hi-Tech Pharmacal, Inc. (NASDAQ: HITK) and HMSY. Mr. Holster holds a B.S. from the University of Connecticut and an M.B.A. from Columbia University.

Board of Directors and Committees of The Board

Independence of the Board of Directors. After review of all relevant transactions and relationships between each director, or certain of his family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that Mr. Kernan, Mr. Morgan, Mr. Pade and Mr. Holster are independent directors within the meaning of Section 4200(a)(15) of the Nasdaq listing standards. In addition, for purposes of Audit Committee membership, our Board has determined that Mr. Kernan, Mr. Pade and Mr. Holster are independent directors as required by Section 4350(d)(2) of the Nasdaq listing standards. The Company’s securities are currently listed on the NASDAQ Stock Market, and, pursuant to applicable SEC rules, we have used the Nasdaq listing standards in determining the independence of our directors.

The Company’s Board of Directors met seven times during 2006. Mr. Pade attended five of the seven Board meetings held in 2006, or 71% of the total meetings of the Board. No other director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which they served during 2006. Each of the Company’s directors attended at least 75% of the meetings of each of the committees on which they served during 2006.

The Board currently has a standing Audit Committee, a standing Compensation and Stock Option Committee and a standing Nominating and Corporate Governance committee. Below is a description of each committee of the Board of Directors. The charter of each committee can be found at our corporate website located at http://www.varsitygroup.com.

Audit Committee. The Audit Committee, consisting of Mr. Kernan, Mr. Pade and Mr. Holster, assists the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the review of the Company’s financial reporting process, including the selection of the Company’s independent registered public accounting firm, fees to be paid to our independent registered public accounting firm and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the Company’s legal compliance and ethics programs as established by management and the Board. The Audit Committee held four meetings during the Company’s 2006 fiscal year.

The Board has determined that each member of the Audit Committee is independent as defined by Nasdaq and the applicable Securities and Exchange Commission (“SEC”) rules and that Mr. Holster qualifies as an “audit committee financial expert” as defined by the SEC’s rules.

The Audit Committee reviewed and discussed the audited financial statements with management. Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Compensation and Stock Option Committee. The Compensation and Stock Option Committee determines the salaries and benefits for our employees, consultants, directors and other individuals compensated by the Company. In addition, the Compensation and Stock Option Committee administers our stock option plan. The Compensation and Stock Option Committee consists of Mr. Morgan, Mr. Kernan and Mr. Pade. The Compensation and Stock Option Committee held five meetings during the Company’s 2006 fiscal year.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, consisting of Mr. Morgan, Mr. Pade and Mr. Holster, oversees the director nomination process and the Company’s corporate governance functions. Each member is independent as defined by applicable Nasdaq rules. The Nominating and Corporate Governance Committee has the primary responsibility for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board. The Nominating and Corporate Governance Committee recommends to the Board candidates for election to the Board of Directors, makes recommendations to the Board regarding the membership of the committees of the Board, and assesses the independence of directors. The Nominating and Corporate Governance Committee held four meetings during the Company’s 2006 fiscal year.

The Board has established guidelines for evaluating nominees for director. The qualifications that the Board seeks include: (i) a review of the background and skills of the candidate, it being in the best interests of the Company to have a Board of Directors comprised of outstanding individuals with diverse backgrounds and expertise; (ii) a review of the other directorships and commitments of the individual to make certain that he or she will have adequate time to devote to the affairs of the Company; and (iii) the Committee shall consider the importance of having at least one independent director with significant experience and expertise in related industries and at least one independent director with significant experience and expertise in finance, and such other attributes as shall be relevant in constituting a Board that also satisfies the requirements imposed by the SEC and applicable listing exchanges. The Board may modify these guidelines from time to time and will consider other factors as appropriate.

The Nominating and Corporate Governance Committee will seek nominees through a variety of sources, including suggestions by directors and management, business contacts of Committee members and other directors, and such other sources, as the Nominating and Corporate Governance Committee believes appropriate. The Nominating and Corporate Governance Committee may also retain a search firm if such Committee believes that to be appropriate. The Nominating and Corporate Governance Committee will consider the general guidelines summarized above, the current composition of the Board, which areas of qualification and expertise would best enhance the composition of the Board, the experience, expertise and other qualifications of candidates, the number of other commitments of candidates, whether the candidate would qualify as independent under applicable rules, and such other considerations as the Committee believes to be appropriate. The Nominating and Corporate Governance Committee has the flexibility to determine the most appropriate interviewing and referencing process. The Nominating and Corporate Governance Committee recommends nominees to the independent members of the Board. A majority of the independent members of the Board select the nominees. These nominations are then submitted for ratification by the full Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. To date, the Nominating and Corporate Governance Committee has not received any director nominee from stockholders, other than from stockholders who are directors. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. The Nominating and Corporate Governance Committee will also evaluate whether candidates suggested by stockholders are identified with any particular issue to such an extent that their ability to effectively represent all of the stockholders on a broad variety of issues might be compromised. Stockholders who wish to recommend individuals for consideration by the Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Secretary at the Company’s principal executive office at least six months before the next annual meeting. Submissions must include the candidate’s name, contact information and biographical information; a description of any relationships between the stockholder making the suggestion and the candidate; any information that would be required to be disclosed about the candidate in the proxy statement if the candidate is nominated by the

Board; the candidate’s consent to a background review by the Nominating and Corporate Governance Committee and to being included in the proxy statement if nominated; and the name and contact information of the stockholders suggesting the nominee, and the number of shares of the Company’s stock held by those stockholders.

Stockholder Communications with the Board of Directors

The Company has adopted a formal process by which stockholders may communicate with the Board or any director. Any such communications should be mailed care of our Corporate Secretary to our executive offices at 1300 19th Street NW, 8th Floor, Washington, DC 20036. Additional information regarding stockholder communications is available on our website at http://www.varsitygroup.com.

Code of Ethics

The Company has adopted a code of business conduct ethics, which apply to all officers, directors and employees. The policies are available on our website at http://www.varsitygroup.com. If the Company makes any substantive amendments to these policies or grants any waiver from the policies to any executive officer or director, we will disclose the nature of the amendment or waiver on our website.

Annual Meeting Attendance

The policy of the Board of Directors is that all directors attend the annual meeting of stockholders, absent compelling circumstances that prevent attendance. All directors, except one, attended the 2006 annual meeting of stockholders.

Director Compensation

Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the granting of stock options or restricted stock awards, directors are not compensated for their services as directors. Our directors receive option grants under our stock option plan. The following table sets forth information with respect to compensation earned by our directors for the year ended December 31, 2006:

Name	Fees ($)	Stock Awards ($) (1) (3)	Option Awards ($) (1) (4)	All Other ($)	Total ($)
Eric J. Kuhn (2) Chairman of the Board	—	—	—	—	—

Robert Holster	—	—	59,550	—	59,550

William Pade	—	—	59,550	—	59,550

John Kernan	—	—	—	—	—

Allen Morgan	—	—	—	—	—

(1)	The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with FAS 123R and thus may include amounts from awards granted both in and prior to 2006. The assumptions used in the calculation of these amounts are included in Note 13, “Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended December 30, 2006, included in the Company’s Annual Report on Form 10-K filed with the Commission on April 13, 2007. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	Eric J. Kuhn, Chairman of the Board, does not receive compensation for his service as Chairman of the Board. Mr. Kuhn resigned as Chief Executive Officer of the Company on February 15, 2006 and his continued compensation in 2006 (see Executive Compensation) was pursuant terms of his employment agreement with the Company.

(3)	The number of outstanding equity awards as of December 30, 2006 is as follows:

Name	Number of Securities Underlying Unexercised Stock Options (#)
Eric J. Kuhn	1,203,383
Robert Holster	316,667
William Pade	316.667
John Kernan	230,000
Allen Morgan	230,000

(4)	Option awards for Mr. Holster and Mr. Pade were issued on June 15, 2006 at a market price of $4.04 per share, as of that date. The grant date fair value of these shares was $328,500 for each.

Transactions with Related Persons

In connection with the review and approval or ratification, if appropriate, of any related party transaction, the Audit Committee should consider whether the transaction will compromise the Company’s professional standards included in its code of ethics. In the case of any related person transaction involving an outside director or nominee for director, the audit committee should also consider whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq listing standards.

All related person transactions are required to be disclosed in the Company’s applicable filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended and related rules.

In 2006, excluding arrangements related to compensation for services rendered to the Company as an officer or director, the Company was not a participant in any transaction or series of transactions or business relationship in which the amount involved exceeded $120,000 and in which any of its officers, directors or stockholders who own more than 5% of the Company’s Common Stock had or will have a direct or indirect material interest, nor is there currently proposed any such transaction or series of transactions or business relationship.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, during the 2006 fiscal year all executive officers and directors filed the necessary ownership statements consistent with the requirements listed in Section 16 of the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND CERTAIN

OTHER BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock as of April 26, 2007, by:

•	each person, or group of affiliated persons, who we know beneficially owns more than five percent in the aggregate of the outstanding shares of our common stock;

•	each of our executive officers named in the Summary Compensation Table;

•	each of our directors; and

•	all directors and executive officers as a group.

Under the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options or warrants that are exercisable within 60 days of April 26, 2007. Shares issuable under stock options or warrants are deemed outstanding for computing the percentage of the person holding options but are not outstanding for computing the percentage of any other person. As of April 26, 2007, 18,457,879 shares of common stock were outstanding.

Unless otherwise indicated, the address for each listed stockholder is: c/o Varsity Group Inc., 1300 19th Street NW, 8th Floor, Washington, D.C. 20036. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock. As indicated, in certain instances this disclosure is provided solely by reference to public reports.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Allen L. Morgan (1)	1,929,971	10.3%
Mayfield Fund (2)	1,459,301	7.9%
Eric J. Kuhn (3)	1,203,383	6.1%
Special Situations Funds III and affiliated funds (4)	974,800	5.3%
Thomas Berlin (5)	971,960	5.3%
Jack M Benson (6)	323,000	1.7%
John T. Kernan (7)	310,000	1.7%
William J. Pade (3)	216,667	1.2%
Robert M. Holster (3)	216,667	1.2%
James M. Craig (3)	21,667	0.1%
Mark F. Thimmig (8)	15,000	0.1%

Directors and executive officers as a group (8 persons)	4,236,906	20.6%

(1)	Includes 1,229,967 shares held by Mayfield IX, 64,736 shares held by Mayfield Associates Fund IV, 164,598 shares held by the Varsity Book Trust, a revocable trust, and 240,670 shares held directly by Mr. Morgan. The shares held directly by Mr. Morgan include 230,000 shares subject to options exercisable within 60 days of April 26, 2007. Except for those shares identified above as held by Mr. Morgan, Mr. Morgan disclaims beneficial ownership of all other shares except to the extent of any pecuniary interest therein.
(2)

Includes 1,229,967 shares held by Mayfield IX, 64,736 shares held by Mayfield Associates Fund IV and 164,598 shares held by the Varsity Books Trust, a revocable trust. Mayfield IX Management LLC is the general partner of Mayfield IX and Mayfield Associates Fund IV, both of which are Delaware limited partnerships. Mr. Morgan, one of our directors, is a nonmanaging member of Mayfield IX Management LLC. He has no management authority with respect to Mayfield IX Management and disclaims beneficial ownership of our shares held directly by Mayfield IX Management, Mayfield IX, and Mayfield Associates Fund IV except to the extent of any pecuniary interest therein. Mayfield Fund, L.P.’s address is 2800 Sand Hill Road, Menlo Park, California 94025.

(3)	All shares are subject to options exercisable within 60 days of April 26, 2007.
(4)	Based solely on Schedule 13G filed February 14, 2007 showing ownership as of December 31, 2006. Special Situations Funds III and affiliated funds includes 717,400 shares held by of Special Situations Fund III QP, L.P., 191,400 shares held by Special Situations Cayman Fund, L.P., and 66,000 shares held by Special Situations Fund III, L.P. Austin W. Marxe and David M. Greenhouse are controlling principals of AWM Investment Company, Inc., the general partner of and investment advisor to Special Situations Cayman Fund, L.P., general partner of Special Situations Fund III QP, L.P., and general partner and investment advisor to Special Situations Fund III, L.P. Through their control of AWM Investment Company, Inc., Messrs. Marxe and Greenhouse share voting and investment power with respect to the shares shown in the table. The principal business address for Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.
(5)	Based on Schedule 13-D/A filed on February 13, 2007 showing ownership as of December 31, 2006. Includes shares held by Mr. Berlin in his capacity as the managing member of the General Partner of Berlin Capital Growth, L.P. and for the account of Berlin Capital Growth, L.P. and in his capacity as the managing member of certain privately managed accounts. Mr. Berlin has voting and investment power with respect to the shares shown in the table. Mr. Berlin’s address is Berlin Financial, Ltd., 1325 Carnegie Avenue, Cleveland, OH 44115.
(6)	Mr. Benson resigned from the Company on November 6, 2006.
(7)	Includes 230,000 shares subject to options exercisable within 60 days of April 26, 2007.
(8)	Mr. Thimmig resigned from the Company on November 21, 2006.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Set forth below is information with respect to our current executive officers:

Name	Age	Position
James M. Craig (1)	50	Interim Chief Executive Officer and President, and Chief Financial Officer

(1)	Mr. Craig was appointed Chief Financial Officer of the Company on May 16, 2006 and was appointed interim Chief Executive Officer and President on November 21, 2006.

The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

James M. Craig—Jim Craig joined Varsity Group as Chief Financial Officer in May 2006 and has served as the Company’s interim Chief Executive Office and President since November 21, 2006. From 2002 to 2006, Mr. Craig was CFO of Installs Inc., a leading consumer electronics in-home services provider. Prior to this, Mr. Craig held other senior financial and business development positions with early and mid-stage firms in the telecommunications industry, including MCI, Omnipoint and Starband. Mr. Craig received a B.S. from the State University of New York at Buffalo in 1979, an M.B.A. from the Kellogg School of Management Northwestern University in 1984 and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the other executive officers (the “Named Executive Officers”) and for fiscal year 2006.

		Annual Compensation			Long Term Compensation Awards			Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Comp. ($)	Nonqualified Deferred Comp. Earnings ($)	All Other ($)		Total ($)
Mark Thimmig (2)	2006	206,833	—	406,974	38,599	—	—	183,728	(3)	836,134

Eric J. Kuhn (4) Chairman of the Board	2006	250,000	—	—	—	—	—	—		250,000

James M. Craig (5) Interim Chief Executive Officer and President, and Chief Financial Officer	2006	133,067	20,000	—	37,950	—	—	5,769	(6)	196,786

Jack M Benson (7)	2006	188,262	—	—	—	—	—	—		188,262

(1)	The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with FAS 123R and thus may include amounts from awards granted both in and prior to 2006. The assumptions used in the calculation of these amounts are included in Note 13, “Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended December 30, 2006, included in the Company’s Annual Report on Form 10-K filed with the Commission on April 13, 2007. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	Mr. Thimmig commenced employment with the Company on February 16, 2006 when he was appointed Chief Executive Officer and was employed with the Company until November 21, 2006.
(3)	Represents the following payments: (i) $66,126 reimbursement for relocation expenses, (ii) $60,258 reimbursement for Mr. Thimmig’s withholding tax resulting from the vesting of his restricted stock award, (iii) $50,000 per Mr. Thimmig’s separation agreement signed with the Company on November 21, 2006, (iv) $6,300 car allowance and (v) reimbursement for $1,050 in parking fees.
(4)	Mr. Kuhn resigned from his position as President and Chief Executive Officer of the Company on February 15, 2006.
(5)	Mr. Craig commenced employment with the Company on May 16, 2006 when he was appointed Chief Financial Officer. Mr. Craig has served as the Company’s Interim Chief Executive Officer and President of the Company since November 21, 2006.
(6)	Represents accrued wages payable pursuant to a termination / change of control provision in Mr. Craig’s employment agreement.
(7)	Mr. Benson was appointed as the Company’s Chief Technology Officer on May 16, 2006 and prior to that served as the Company’s Chief Financial Officer. Mr. Benson was employed with the Company until November 6, 2006.

Grants of Plan-Based Awards

The following table sets forth information with respect to stock options granted to our Named Executive Officers during 2006.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/shares)	Grant Date Fair Value of Stock Option Awards ($) (4)
James M. Craig (1)	5/17/06	100,000	$4.60	$260,000
James M. Craig (2)	12/22/06	100,000	$1.48	$88,000
Mark Thimmig (3)	2/15/06	100,000	$3.80	$221,000

(1)	Each option was issued with an exercise price equal to 100% of fair market value at the closing price of the date of grant. These options vest in equal monthly installments over 60 months, subject to Mr. Craig’s continued employment with the Company.
(2)	Each option was issued with an exercise price equal to 100% of fair market value at the closing price of the date of grant. These options vest at 50% after one year and then in equal monthly installments over 12 months in the second year, subject to Mr. Craig’s continued employment with the Company.
(3)	Each option was issued with an exercise price equal to 100% of fair market value at the closing price of the date of grant. These options vested in equal monthly installments over 60 months, subject to Mr. Thimmig’s continued employment with the Company. As of November 21, 2006, Mr. Thimmig was no longer employed by the Company at which time all unvested options were forfeited and all vested options terminate ninety days thereafter.
(4)	The grant date fair value of the stock options was determined in accordance with FAS 123R. The assumptions used in the calculation of these amounts are included in Note 13, “Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended December 30, 2006, included in the Company’s 2006 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by our named executive officers at December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jim Craig (1)	11,666	88,334	$4.60	5/17/2016
Jim Craig (2)	—	100,000	$1.48	12/22/2016
Eric Kuhn	345,470	—	$10.00	12/17/2009
Eric Kuhn	107,913	—	$10.00	2/15/2010
Eric Kuhn	350,000	—	$1.27	11/26/2012
Eric Kuhn	100,000	—	$1.79	2/5/2013
Eric Kuhn	200,000	—	$5.88	12/10/2014
Eric Kuhn	100,000	—	$4.54	3/10/2014
Jack Benson	98,000	—	$1.27	11/26/2012
Jack Benson	100,000	—	$5.88	12/10/2014
Jack Benson	125,000	—	$4.54	3/10/2014
Mark Thimmig (3)	15,000	—	$3.80	2/21/2007

(1)	These options vest in equal monthly installments over 60 months and have a ten-year term.
(2)	These options vest at 50% after year one and in equal installments over 12 months in year two and have a ten-year term.
(3)	As of November 21, 2006, Mr. Thimmig was no longer employed by the Company at which time all unvested options were forfeited and all vested options terminate ninety days thereafter.

Options Exercised and Stock Vested for 2006

The following table shows the stock options exercised by named executive officers during 2006 and each named executive officer’s restricted stock awards that vested during 2006.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Jack Benson	703,000	$2,588,988	—	—
Eric Kuhn	338,052	$1,436,721	—	—
Mark Thimmig	—	—	130,758	$361,423

(1)	These awards reflect shares that vested monthly per terms of the original restricted stock award agreement and shares that vested immediately in accordance with terms of a termination agreement when Mr. Thimmig resigned from the Company on November 21, 2006.

On October 2, 1998, we adopted the 1998 Stock Plan, which was amended and restated in fiscal year 2000 and further amended upon stockholder approval at our 2003 annual meeting of stockholders, and under which incentive stock options, non-qualified stock options or stock rights, or any combination thereof may be granted to our employees. There presently are 8.6 million shares authorized under the 1998 Stock Plan, subject to increase on an annual basis of the lesser of (i) three percent of the Company’s outstanding common stock on such date, (ii) 750,000 shares, or (iii) such lesser amount as the Company’s Board may determine.

The following table summarizes equity compensation plans as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (thousands) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (thousands) (c) (1)
Equity compensation plans approved by security holders	3,513	$4.73	1,272
Equity compensation plans not approved by security holders	—	—	—

Total	3,513		1,272

(1)	This amount will increase in June 2007 by the lesser of (i) three percent of the Company’s outstanding common stock on such date, (ii) 750,000 shares, or (iii) such lesser amount as the Company’s Board may determine.

Agreements Regarding Employment

We have entered into employment agreements with Mr. Kuhn and Mr. Craig.

Mr. Kuhn:

Compensation. The compensation of Mr. Kuhn is determined by the Board of Directors provided that, according to his amended employment agreement, Mr. Kuhn will receive a salary of not less than $250,000 per year. Effective January 2006 the Board of Directors determined that Mr. Kuhn would receive an annual salary of $250,000. In addition, Mr. Kuhn is eligible for cash performance bonuses.

Stock Option Grants. The Board of Directors may grant stock options to Mr. Kuhn.

Termination of Agreements. Mr. Kuhn’s amended agreement may be terminated with or without cause by either Mr. Kuhn or us. If we terminate the amended agreement of Mr. Kuhn with cause, or if he resigns without good reason, he is only entitled to his base salary through the date of termination. If we terminate the amended agreement of Mr. Kuhn without cause or if Mr. Kuhn resigns for good reason, he is entitled to his base salary through the date of termination, together with his pro-rata bonus. In lieu of any further salary or bonus payments to Mr. Kuhn, we will pay an amount equal to twelve months’ salary, payable in twelve equal installments after termination of his employment. If there is a change in control of the Company, and if at anytime thereafter the employment of Mr. Kuhn is terminated without cause, or if Mr. Kuhn terminates his employment with good reason, we will pay his base salary through the date of termination at the rate in effect at the time, together with a pro-rata bonus. In lieu of any further salary or bonus payments to Mr. Kuhn, we will pay a severance payment in an amount equal to 150% of his base salary as of termination.

Noncompetition and Confidentiality. Mr. Kuhn may not compete with us or solicit our employees for a period of twelve months immediately following the termination of his relationship with us for any reason, whether with or without cause.

Confidentiality and Assignment of Inventions. Mr. Kuhn is also bound by a confidential information and invention assignment agreement that prohibits him from, among other things, disseminating or using confidential information about our business or clients in any way that would be adverse to us. Mr. Kuhn agreed to assign the Company all inventions, which he may develop during his employment.

Mr. Craig:

Compensation. The compensation of Mr. Craig is determined by the Board of Directors. According to Mr. Craig’s letter agreement signed May 16, 2006, Mr. Craig will receive an annual salary of $225,000. In addition, Mr. Craig is eligible for cash performance bonuses.

Stock Option Grants. The Board of Directors may grant stock options to Mr. Craig.

Termination of Agreements. Mr. Craig’s amended agreement may be terminated with or without cause by either Mr. Craig or us. If we terminate the agreement of Mr. Craig with cause, or if he resigns without good reason, he is only entitled to his base salary through the date of termination. If we terminate the agreement of Mr. Craig without cause or if Mr. Craig resigns for good reason, he is entitled to his base salary through the date of termination, together with his pro-rata bonus. In lieu of any further salary or bonus payments to Mr. Craig, we will pay an amount equal to six months salary.

Confidentiality and Assignment of Inventions. Mr. Craig is also bound by a confidential information and invention assignment agreement that prohibits him from, among other things, disseminating or using confidential information about our business or clients in any way that would be adverse to us. Mr. Craig agreed to assign the Company all inventions, which he may develop during his employment.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF THE COMPANY

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed the audited financial statements and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with the generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed and confirmed the independence of the independent registered public accounting firm.

Following the review and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee

John T. Kernan
William J. Pade
Robert M. Holster

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of Compensation Program

Our compensation program is designed to attract, retain, motivate and reward talented employees who can help contribute to our long-term financial performance and build value for our stockholders. The Compensation Committee of our Board of Directors is responsible for overseeing our compensation program, including compensation awarded to those officers who have been designated as our Named Executive Officers for calendar year 2006.

In overseeing this program and determining the relevant amounts, combination and type of compensation to be awarded to our executives, the Compensation Committee considers the following principles:

•

Compensation Should Reflect an Individual’s Responsibility and Specific Contributions. The amount and type of compensation awarded to our executive officers should reflect their individual job responsibilities, the expectations placed upon them by our Board of Directors, Compensation Committee and Chief Executive Officer and their previous and expected future contributions to the Company.

•

Compensation Should Reflect Company Performance. A substantial portion of total compensation received by our executive officers should be directly tied to and contingent upon the performance of the Company as a whole.

•

Compensation Should Focus our Executives on Long-Term Financial Performance. A substantial portion of total compensation should be delivered in the form of vesting equity awards in order to align the long-term interests of our executive officers with those of our stockholders.

•

Compensation Should Be Competitive in the Marketplace. In order to help us attract and retain talented executives, the amount and type of compensation that we provide needs to be competitive when compared to that provided by other peer companies with whom we compete for talent.

•

Compensation Should Be Fair. Individual compensation levels should reflect differences in job responsibilities, geographies and marketplace considerations, and the overall structure and components of our compensation program should be broadly similar and equitable across all executives with similar responsibilities and expectations.

•

Perquisites and Personal Benefits Should be Limited in Amount. Any perquisites and other personal benefits should be modest in amount and limited in nature to those that help assist our executive officers in effectively carrying out their responsibilities.

•	Compensation Should Be Cost Effective. The compensation we provide should be cost-effective and structured, to the extent possible, to maximize favorable tax and accounting benefits for the Company.

Methodology for Determining Compensation

The Compensation Committee approves the compensation to be awarded to all of our executive officers, including our Named Executive Officers. The Compensation Committee consists entirely of independent directors who have significant industry and operational experience with respect to executive compensation matters. The duties and responsibilities of our Compensation Committee are set forth in a written charter, which has been approved by our Board of Directors.

Principal Elements of Compensation

Under the direction of our Compensation Committee, we provide the following principal elements of compensation to our executive officers, which we collectively refer to as “direct compensation”:

•	Base salary – We provide a fixed base salary to our executive officers to compensate them for services provided to the Company during the fiscal year;

•

Cash incentive awards – We provide cash incentive awards to our executive officers which vary in amount depending upon the achievement of certain predetermined goals and objectives for the fiscal year; and

•

Equity incentive awards – We provide equity incentive awards to our executive officers comprised of stock options and shares of restricted stock that are intended to reward them for prior and future performance, as well as to motivate them to stay with the Company and build stockholder value.

In addition to these elements of direct compensation, we provide our executive officers with other benefits generally available to all eligible employees, such as participation in our health and retirement plans. We also provide or reimburse costs associated with certain limited perquisites and personal benefits and provide our executive officers with certain change-in-control benefits.

Considerations in Determining Direct Compensation

Our Compensation Committee reviews and approves the amounts of direct compensation to be provided to our executive officers for each fiscal year. The Committee determines (i) the amount of base salary to be provided, (ii) the target and maximum amount of the cash incentive awards that may be earned and the performance goals and criteria upon which the amounts of the awards will be determined and (iii) the amount of equity incentive awards. At the end of each fiscal year, the Committee approves the payment of cash incentive awards depending upon the achievement of the predetermined performance goals and criteria and other factors deemed relevant by it.

As part of its methodology in determining the relevant amounts of direct compensation to be awarded to our executive officers, our Compensation Committee generally considers the following:

•

Individual Performance. Our Compensation Committee considers individual performance during the prior fiscal year. In addition, the Committee considers whether the executive officer has achieved certain pre-determined objectives applicable to his or her organization, his or her individual contributions to the Company and other leadership accomplishments. The Committee also considers the Chief Executive Officer’s general contributions to the Company’s performance and other leadership accomplishments.

•

Company Performance. The Committee considers the performance of the Company, including any corporate or operational units under an executive’s management. In particular, Company performance determines the amount of any cash incentive awards to be paid at the end of the fiscal year, as such amounts are principally determined based upon the Company’s achievement of financial and operational objectives set at the beginning of the fiscal year. In addition, Company performance may also be considered by the Committee in determining the amounts of base salary or equity compensation awards that an executive will receive.

Objectives of Direct Compensation

The base salary and cash and equity incentive awards described above comprise the principal forms of compensation we provide to our executive officers. Our Compensation Committee has determined that designing our compensation program in this way furthers the compensation principles outlined above and helps fulfill our objectives to attract, retain, motivate and reward talented employees who can help contribute to our long-term financial performance and build value for our stockholders.

Direct Compensation for Calendar Year 2006

The following section discusses the elements of direct compensation provided to our Named Executive Officers. Our Named Executive Officers for calendar year 2006 consisted of the following persons:

•	Eric J. Kuhn, Chairman of the Board and former President and Chief Executive Officer;

•	Mark F. Thimmig, President and Chief Executive Officer (through November 21, 2006);

•	Jack M Benson, Chief Information Officer (through November 6, 2006) and former Chief Financial Officer; and

•	James M. Craig, Chief Financial Officer (and Interim President and Chief Executive Officer effective November 21, 2006)

The various amounts of direct compensation provided to our Named Executive Officers for calendar year 2006 are set forth in more detail in the tables in this proxy statement under the caption “Executive Compensation.” Mr. Thimmig and Mr. Craig joined Varsity Group Inc. during calendar year 2006, while Mr. Kuhn and Mr. Benson were employed by Varsity Group, Inc. prior to calendar year 2006. Mr. Thimmig resigned effective November 21, 2006 and Mr. Benson resigned effective November 6, 2006.

Base Salary

We provided our executive officers with a base salary to compensate them for services provided to the Company during the year, which represented the fixed element of direct compensation for calendar year 2006. The 2006 base salaries for our Named Executive Officers were as follows, as of the end of calendar 2006 or their employment:

Eric J. Kuhn	$250,000
Mark F. Thimmig	$260,000
James M. Craig	$225,000
Jack M Benson	$215,000

The Committee determined that calendar 2006 base salaries for our executive officers would be generally unchanged except for the base salaries for Mr. Kuhn and Mr. Benson, which were increased in order to provide amounts that were comparable with the compensation package negotiated with Mr. Thimmig and Mr. Craig, respectively. Following the resignation of Mr. Thimmig, the Compensation Committee increased Mr. Craig’s base salary in consideration of his added responsibilities as Interim President and Chief Executive Officer.

Cash Incentive Awards

We provided cash incentive awards to certain of our executive officers in fiscal 2006, the amounts of which depended upon the achievement of specific financial, operational and individual performance goals approved by the Compensation Committee. For our Named Executive Officers, the target and maximum bonus amounts for the fiscal 2006 cash incentive awards, and the amounts of the awards actually earned by the officers, were as follows:

Named Executive Officer	2006 Cash Incentive Awards
	Target Bonus	Maximum Bonus	Actual Payout
Eric J. Kuhn	—	—	—
Mark F. Thimmig	130,000	130,000	—
Jack M Benson	64,500	64,500	—
James M. Craig	63,000	63,000	20,000

Because Mr. Kuhn ceased serving as Chief Executive Officer effective February 15, 2006 no target, maximum or actual bonus payouts were established or paid during calendar year 2006. Because Mr. Benson and Mr. Thimmig resigned during 2006, no actual payouts were made.

The Compensation Committee approved the target and maximum bonus amounts for the cash incentive awards.

•

Target and Maximum Bonus. The Compensation Committee set the target amount of the cash incentive award for each executive at between 30% and 50% of base salary. In approving these targets, the Compensation Committee intended that a substantial portion of an executive’s cash compensation for the fiscal year would therefore be “at risk” and dependent on performance during the fiscal year. The actual amount of the bonus was structured to range from 0 to 100% of the target amount, based upon the extent to which performance under each of the criteria was met, exceeded or was below target.

•

Performance Goals. The actual amount of the cash incentive award to be paid at the end of calendar year 2006 was to be determined based upon the achievement of financial, operational and individual performance goals. In general, Company performance goals established by the Committee are based upon the stated financial and operating objectives of the Company. The individual performance goals generally consist of more qualitative objectives established by our Chief Executive Officer and relate to matters such as systems development, recruiting and training personnel and financial management.

•

Determination of Bonus Award Amounts. As Mr. Benson and Mr. Thimmig resigned prior to the end of calendar year 2006, no payments were made. In analyzing Mr. Craig’s performance, the Compensation Committee observed that significant progress had been made to stabilize the Company’s financial position and prospects, and to position the Company to retain and grow its customer base.

Equity Incentive Awards

We provided long-term equity incentive awards to our executive officers comprised of stock options and shares of restricted stock.

The Compensation Committee grants equity incentive awards to focus our executives on long-term financial performance and increased stockholder value and to motivate the executives to remain with us through the vesting periods for these awards. The amounts of these awards are determined based on market data and vary based upon an executive’s position and responsibilities.

Stock and Option Grant Practices

Our Compensation Committee is responsible for the administration and operation of our stock option and incentive plans. The following description sets forth those processes and practices that have been adopted in the administration of these plans.

•

Timing of Grants. The Committee approved during calendar year 2006 equity incentive awards made to eligible executive officers or other employees in connection with a new hire or for retention purposes.

•	Approval of Grants. All stock and option awards to be made to our directors and executive officers must be approved by the Compensation Committee.

•

Determination of Grant Value or Exercise Price. The value of any stock grant, as well as the exercise price of any option grant, is determined by reference to the fair market value of the shares, defined as the closing price of our common stock on the day of the grant.

Other Benefits Provided in Fiscal 2007

In addition to the elements of direct compensation described above, we also provide our executive officers with the following benefits:

Health and Welfare Benefits

Our executive officers are entitled to participate in all health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. We believe that these health and welfare benefits are reasonable in scope and amount and are typically offered by other companies against which we compete for executive talent.

Retirement Benefits

Our executive officers are entitled to participate in our retirement plans that are generally available to all eligible employees. The Compensation Committee believes that these retirement programs permit our executives to save for their retirement in a tax-effective manner at minimal cost to us.

Perquisites and Personal Benefits

We do not provide substantial perquisites and personal benefits to our executive officers that are not otherwise available to other employees. During 2006, we provided Mr. Thimmig up to $100,000 for relocation benefits and provided $400 per month in auto allowance.

Potential Change in Control Benefits

We have entered into severance protection agreements with our named executive officers that would provide them with certain payments and benefits in the event that their employment were to be involuntarily terminated or following a change of control of the Company. We believe that these agreements provide an important benefit to the Company by helping alleviate any concern the executives might have during a potential change in control of the Company and permitting them to focus their attention on completing a pending transaction resulting in a change of control. In addition, we believe that these agreements are an important recruiting and retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management. Per terms in his amended employment agreement dated November 21, 2006, if Jim Craig were involuntarily terminated on or before December 31, 2006 the Company would have had to pay him $187,500 cash and if terminated pursuant to a change of control, 100,000 stock options granted to him on December 22, 2006 would vest immediately.

In addition to the benefits provided by the severance protection agreements, the terms of our equity incentive agreements provide for accelerated vesting upon the occurrence of a change in control. Selected stock option grants for named executive officers become fully vested upon the occurrence of a change in control where the holder is involuntarily terminated within 12 months following a change in control.

Other than the change in control benefits described above, we do not offer any kind of severance benefits to our executive officers. In addition, our executive officers are employees-at-will and as such do not have any employment agreements with us, other than standard employee offer letters.

Tax and Accounting Considerations

We attempt to provide compensation that is structured, to the extent possible, to maximize favorable accounting, tax and similar benefits for the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to the Chief Executive Officer and the other four highest paid executive officers. Qualified performance-based compensation will not be subject to this deduction limit if certain requirements are met.

The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. As indicated above, a portion of our cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals, which permits us to deduct such amounts pursuant to Section 162(m). In addition, under “Proposal IV – Approval of Material Terms of and Certain Amendments to our 2006 Equity Incentive Plan”, we are seeking stockholder approval of certain matters for purposes of Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company and our stockholders.

Accounting for Stock-Based Compensation

We adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment,” on January 1, 2006, which requires that we recognize as compensation expense the fair value of all stock-based awards, including stock options, granted to employees and others in exchange for services over the requisite service period. For more information regarding our application of SFAS No. 123(R), please refer to Note 13 in the Notes to Consolidated Financial Statements contained in our 2006 Annual Report on Form 10-K.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis report included in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the report referred to above be included in this proxy statement.

John T. Kernan
William J. Pade
Robert M. Holster

April 30, 2007

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation and Stock Option Committee during 2006 were Mr. Morgan, Mr. Pade and Mr. Kernan. None of the members of our Compensation and Stock Option Committee has, at any time, been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation and Stock Option Committee.

INDEPENDENT ACCOUNTANTS

Our Audit Committee has selected PricewaterhouseCoopers LLP to continue as its independent registered public accounting firm for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has informed the Company that it has no material direct or indirect interest in the Company. Our board of directors initially appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm on October 8, 1999.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

PricewaterhouseCoopers LLP billed the Company an aggregate of $272,650 and $102,300 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during fiscal 2006 and fiscal 2005, respectively. There were no Audit-Related Fees, Tax Fees or Other Fees billed in fiscal 2006 or fiscal 2005. All such fees relate to services, which were pre-approved by our Audit Committee.

Audit Pre-approval Policy

The Audit Committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to pre-approval procedures established by the Audit Committee.

HOUSEHOLDING

The SEC has approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who share a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, we will deliver promptly a separate copy of our annual report or this proxy statement to any stockholder at a shared address to which a single set of such documents was delivered upon written or oral notice to our Corporate Secretary at the address and phone number of our executive offices as provided on page one of this proxy statement. In addition, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement in the future, he or she may telephone toll-free 1-800-353-0103 or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting ADP at the address set forth above, if they are record holders.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Pursuant to rules of the Securities and Exchange Commission, in order for stockholder proposals to be included in the Company’s proxy statement and proxy for the 2008 annual meeting of stockholders, such proposals must be received by the Secretary of the Company at the Company’s principal office at 1300 19th Street NW, 8th Floor, Washington, D.C., 20036 no later than January 5, 2008.

Any stockholder proposal not included in the proxy materials disseminated by the management of the Company for the Company’s 2008 annual meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 21, 2008. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in such proxy materials for the Company’s annual meeting unless (a) the Company receives notice of such proposal by the date set forth above and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

By Order of the Board of Directors,

/s/ James Craig
James Craig
Secretary

Dated: May 4, 2007

STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

VARSITY GROUP INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 14, 2007.

The undersigned hereby appoints Eric Kuhn and James Craig as attorneys-in-fact and proxies of the undersigned, with power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the Annual Meeting (including all adjournments thereof) of Stockholders of Varsity Group Inc. to be held 1300 19th Street NW, 8th Floor, Washington, D.C., 20036, on June 14, 2007, at 10:00 a.m. EDT time.

Every properly signed proxy will be voted in the manner specified hereon. If no direction is made, this proxy will be voted FOR each nominee for director named on the reverse side and for the other matters described on the reverse side.

PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND

RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be dated and signed on the reverse side.)

The board of directors recommends that you vote FOR the proposal.

☒ Please mark your votes as in this example

PROPOSAL 1:

To elect two directors of the Company for terms expiring at the 2010 annual meeting of stockholders

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Change of address and/or comments mark here ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

SIGNATURE:	SIGNATURE:	DATE:

NOTED: Please sign as name appears hereon. Joint owners EACH must sign. When signing as attorney, trustee, executor, administrator or guardian, please give your FULL title. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf. If a partnership, please sign in partnership name by an authorized person.